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Exhibit 10.11

                                     FORM OF
                   FIRST AMENDED AND RESTATED OPTION AGREEMENT
                                    [Project]

                  THIS FIRST AMENDED AND RESTATED OPTION AGREEMENT (this "Agreement") is made as of June 30, 1999, by and between ELDER CARE OPERATORS, LLC, a Delaware limited liability company ("Optionor"), and BALANCED CARE CORPORATION, a Delaware corporation, or its successors and assigns ("BCC").

                               W I T N E S S E T H

                  WHEREAS, Optionor is the owner of 100% of the equity interests
(the "Equity Interests") of [      ], a Delaware limited liability company (the
"Company"), which Equity Interests are evidenced by certificate number 6 of the Company, and represent 100% of the equity interests in the Company; and

                  WHEREAS, the Company executed and delivered that certain Lease and Security Agreement dated as of the Documentation Date (the "Lease"), whereby
the Company leased from [      ], [      ] (the "Lessor"), property, together
with all improvements built or to be built thereon, located in [ ], as more fully described in the Lease (the "Property"); and

                  WHEREAS, the Company and [      ], a Delaware corporation (the
"Management Firm"), have entered into that certain Management Agreement dated as of the Documentation Date (as such has been amended and restated on the date hereof by and between the Company and the Management Firm, the "Management Agreement"), whereby the Company has appointed the Management Firm as the exclusive manager and operator of the Facility; and

                  WHEREAS, BCC, the Company, Optionor, and Oakhaven Elder Living, Inc., a California corporation ("Oakhaven") and the prior owner of 1% of the Equity Interests (the "Oakhaven Interests"), entered into that certain Shortfall Funding Agreement dated as of the Documentation Date (the "Original Shortfall Agreement," and, as such has been amended and restated on the date hereof by and among BCC, the Company, and Optionor, the "Shortfall Agreement"), whereby, among other matters, BCC agreed to fund certain Shortfalls by making loans to the Company, as more fully provided in the Original Shortfall Agreement and the Shortfall Agreement; and

                  WHEREAS, Kevin Sherry, an individual resident of Orange
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County, California (the "Guarantor"), purchased the Oakhaven Interests and 100%
of the equity interests in Optionor (which Optionor, prior to the date hereof, held 99% of the Equity Interests in the Company), pursuant to an Equity Interests Purchase Agreement (the "Purchase Agreement") of even date herewith; and

                  WHEREAS, the Guarantor transferred the Oakhaven Interests to Optionor, such that Optionor is now the owner of 100% of the Equity Interests in the Company; and

                  WHEREAS, BCC was willing to enter into the Original Shortfall Agreement, and all other Transaction Documents to which BCC is a party, only if Optionor and Oakhaven executed and delivered an option agreement whereby BCC or its successors and assigns may acquire all of the Equity Interests in the Company; and

                  WHEREAS, Optionor, Oakhaven and BCC entered into an Option Agreement dated as of the Documentation Date (the "Original Option Agreement") memorializing the terms and conditions of the Option granted to BCC; and

                  WHEREAS, Optionor and BCC now wish to amend and restate in its entirety the Original Option Agreement as herein provided.

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. Grant of Option/Consideration. (a) Optionor hereby grants to BCC an option (the "Option") to purchase all of Optionor's right, title and interest in and to the Equity Interests on the terms and conditions provided herein. The Purchase Price for the Equity Interests shall be paid to Optionor on the Closing Date in immediately available funds. The Option shall be exercisable by providing written notice to Optionor on or before the ninth anniversary after the date of this Agreement (the "Option Term").

                  (b) In consideration of the grant of the Option to BCC, BCC shall make the following payments (the "Option Payments") to Optionor: (1) forty-five (45) days after the date hereof, an amount equal to the Current Yield (as hereinafter defined), representing the annual Current Yield on the Working Capital Reserve as if the same were fully funded on the date


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hereof and outstanding until June 30, 2000, payable in advance; (2) on July 1,
2001, an amount equal to 100% of the Current Yield, representing the four quarterly installments of the annual Current Yield for the 12-month period beginning July 1, 2000, payable in arrears, plus an amount equal to 25% of the Current Yield, representing the first quarterly installment of the annual Current Yield for the 12-month period beginning July 1, 2001, payable in advance; and (3) on the first day of the month of each calendar quarter thereafter (i.e., October 1, January 1, April 1 and July 1, as applicable) and for so long as this Agreement is in effect (but ending in all events at the time of exercise of the Option), 25% of the Current Yield, representing, on October 1, 2001, January 1, 2002, and April 1, 2002, the second, third, and fourth quarterly installments, respectively, of the annual Current Yield for the 12-month period beginning July 1, 2001, payable in advance, and representing, on July 1, 2002 and thereafter, quarterly installments of the annual Current Yield for the applicable 12-month period following each anniversary of the date of this Agreement, payable in advance. "Current Yield" as used in this Agreement means an annual return equal to 27.5% of the Guarantied Portion (as defined in the Shortfall Agreement) of the Working Capital Reserve, compounded on an annual basis and calculated as though the Working Capital Reserve were fully funded as of the date of this Agreement. Notwithstanding any provision to the contrary contained herein, if the Option is exercised, BCC's obligation to make Option Payments thereafter shall cease. Option Payments shall be made to Optionor without demand or notice, except as expressly provided herein.

                  (c) Until BCC provides written notice of its exercise of the Option, BCC shall be under no obligation whatsoever to purchase the Equity Interests or exercise the Option, and shall not otherwise have any liability whatsoever hereunder in connection with Option Payments or the purchase of the Equity Interests.

                  (d) The "Purchase Price" as used herein shall mean (i) an amount equal to the Working Capital Reserve actually funded pursuant to the Senior Note to or for the benefit of the Company (together with any accrued and unpaid interest and other charges then due as of the date of determination), plus (ii) an amount equal to the Current Yield on the Working Capital Reserve, calculated as though the Working Capital Reserve was fully funded as of the date hereof, compounded annually through the Closing Date (as defined below), plus
(iii) the aggregate amount of all Advances and all other obligations due and payable by the Company or Optionor to BCC or a BCC Affiliate under the Transaction


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Documents through the Closing Date (exclusive of the Management Fee under the
Management Agreement), minus (iv) any Option Payments (but excluding Option Payments paid to Optionor or Oakhaven pursuant to the terms of the Original Option Agreement and subject to the following provisions regarding credit for Option Payments paid as Current Yield in advance). The aggregate amount of all Advances and all other obligations due and payable by the Company or Optionor through the Closing Date to BCC or a BCC Affiliate under the Transaction Documents, as provided in subsection (iii) of this Section 1(d), shall be paid to BCC or the BCC Affiliate (as appropriate) on the Closing Date from the Purchase Price. To avoid any doubt, BCC shall receive, according to the following schedule, a credit against the Purchase Price for Option Payments paid as Current Yield in advance, to the extent that such advanced Option Payments are attributable to Current Yield accruing from and after the Closing Date:

                     Number of months        Credit received by BCC for Option Payments paid as
                  between June 30, 1999                     Current Yield in advance
                  and the Closing Date               (as % of Current Yield paid in advance)
                               0-6                                   none
                               7-8                                     25%
                              9-10                                     50%
                             11-12                                     75%
                      more than 12                                    100%

                  2. Closing. (a) The closing of the purchase of the Equity Interests (the "Closing"), pursuant to the exercise of the Option, shall take place at such time and location in Pennsylvania as shall be designated by BCC upon three (3) days prior written notice to Optionor (the "Closing Date"). At the Closing (i) BCC shall deliver the Purchase Price and (ii) Optionor shall deliver to BCC (A) the certificates representing the original Equity Interests, together with such powers and other instruments as BCC may request and (B) the certificate of an appropriate officer of the Company stating that the transfer of the Equity Interests to BCC has been recorded on the books and records of the Company, and affirming to BCC such additional matters as BCC may reasonably request. Additionally, both BCC and Optionor shall take such further actions and execute and deliver such further documents and instruments as either party may reasonably request. The Equity Interests shall be transferred to BCC free and clear of all Liens and restrictions of any kind or nature, except for Liens in favor of BCC as expressly provided herein and Liens in favor of Lessor as


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expressly provided in the Lease.

                  (b) Notwithstanding any provision to the contrary contained herein or in the other Transaction Documents and without in any way implying that such actions are permissible under the Transaction Documents, if and to the extent that the funding of the Working Capital Reserve is advanced in the form of a loan to the Company, including advances made under the Senior Note to or for the benefit of the Company (such advances, together with all interest, penalties and other costs and fees assessed or incurred in connection therewith, are referred to herein as the "Borrowings"), the Borrowings shall be repaid in full from the Purchase Price at the Closing. Optionor shall give BCC prior written notice before authorizing the Company to make any Borrowings, detailing the amount thereof. BCC shall have the right at the Closing to pay to the holder of any note evidencing Borrowings from the Purchase Price the total amount outstanding with respect to the Borrowings.

                  3. Covenants of Optionor/Legend/Pledge. (a) Optionor shall not
(i) sell, assign, convey, pledge (except as expressly provided herein), encumber or otherwise transfer (by operation of law or otherwise) any of Optionor's rights, title or interest under, in or to the Equity Interests, (ii) cause or permit the Company to merge, consolidate, dissolve, liquidate, change its capital structure, issue new or substitute Equity Interests (including the issuance of warrants) or sell, convey, assign or otherwise transfer all or any portion of the Company's assets or (iii) cause or permit the Company to otherwise take any action that with the passage of time and/or the giving of notice would constitute a default under or a breach of any covenant or provision of the Shortfall Agreement or the other Transaction Documents.

                  (b) Optionor shall cause the Company to place the following legend on all certificates representing Equity Interests:

                  THE INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION TO PURCHASE IN FAVOR OF BALANCED CARE CORPORATION AND ITS SUCCESSORS AND ASSIGNS, AS MORE FULLY SET FORTH IN THAT CERTAIN FIRST AMENDED AND RESTATED OPTION AGREEMENT DATED AS OF JUNE 30, 1999.

                  (c) To secure the obligations of Optionor hereunder,


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Optionor hereby grants and pledges to BCC a first priority lien and security interest in the Equity Interests. Such pledge shall be further memorialized by the Pledge Agreement. For purposes of perfecting the security interest in the Equity Interests, Optionor shall deliver herewith to BCC possession of all certificates, instruments, documents and other evidence of Optionor's ownership of the Equity Interests accompanied by undated powers of attorney or other appropriate duly executed blank transfer powers. Optionor shall take such further actions, and execute such further documents, as may be requested by BCC to effect the pledge and grant of a security interest in the Equity Interests.

                  (d) In addition to the other covenants stated herein, Optionor covenants and agrees that Optionor shall not cause the Company to, without the prior written consent of BCC: (i) except as otherwise expressly permitted under the Transaction Documents or the Lease Documents, create or suffer to exist any Lien or any other type of preferential arrangement, upon or with respect to any of the properties of the Company, whether now owned or hereafter acquired, or assign any right to receive income, (ii) except as otherwise expressly permitted under the Transaction Documents or the Lease Documents, make any distribution of cash or other property or declare or pay any dividend or distribution on any securities issued by the Company or Optionor (provided, however, this restrictions shall not be construed to (A) prohibit Optionor from receiving Option Payments in accordance with the terms and conditions of this Agreement and distributing Option Payments without restriction or (B) prohibit distributions for the purpose of paying tax liabilities as provided in Section 1 of the Management Agreement), (iii) engage in any business venture or enter into any agreement with respect to any business venture, except as expressly provided in the Transaction Documents and the Lease Documents with respect to the Facility, (iv) except as otherwise expressly permitted under the Transaction Documents and the Lease Documents, convey, transfer, lease, sublease, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of the assets of the Company (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any person or Entity, (v) create, assume, guaranty or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding, any Indebtedness, except as expressly provided in the Lease Documents or the Transaction Documents, (vi) form, organize or participate in the formation or organization of any Entity, or make any investment in any newly formed or existing Entity, (vii) amend, supplement or otherwise


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modify the terms of the Articles of Organization or the Operating Agreement of
the Company in any way, (viii) enter into any transaction with Lessor or any affiliate or related party to or with Lessor, other than pursuant to the Transaction Documents and the Lease Documents, (ix) merge or consolidate with, purchase all or any substantial part of the assets of, or otherwise acquire any Entity, (x) issue any equity interests in the Company or options, warrants or other rights to purchase any equity interests in the Company or any securities convertible or exchangeable for equity interests in the Company, or commit to do any of the foregoing, other than in favor of BCC in accordance with the Transaction Documents or (xi) enter into any administrative or other similar agreement with any party relating to the provision of administrative or management service for the benefit of the Company.

                  4. Representations and Warranties. (a) Optionor represents and warrants to BCC that (i) Optionor is the sole and exclusive owner of the Equity Interests free and clear of all Liens and restrictions (except Permitted Liens), and Optionor's ownership interest in the Equity Interests is appropriately noted and documented on the books and records of the Company, (ii) this Agreement and the other Transaction Documents to which Optionor is a party have been duly authorized by all requisite action and this Agreement and the other Transaction Documents to which Optionor is a party constitutes the legal, valid and binding obligation of Optionor, subject only to bankruptcy and creditor's rights laws; provided, however, notwithstanding any provision to the contrary contained herein or in the other Transaction Documents, if the foregoing is false or misleading (through no fault of Optionor or the Company), in no event shall BCC fail to fund Advances under the Shortfall Agreement as and when required or raise as a defense to the consequences of failing to make Option Payments that the foregoing was not true and correct, but neither the Company nor Optionor shall raise as a defense to the obligations of the Company or Optionor hereunder or under any other Transaction Document the failure of the foregoing from being true and correct in all material respects, (iii) no Person or Entity holds any Equity Interests in the Company, other than Optionor, (iv) the Equity Interests have been duly issued to Optionor, are fully paid and nonassessable, (v) Optionor has the full right and power to transfer and convey the Equity Interests, enter into this Agreement and sell the Equity Interests to BCC without the need to obtain the consent or joinder of any Person or Entity, (vi) Optionor (and each person or Entity that has an ownership in Optionor) has had the opportunity to ask all questions of BCC, the Company and any other person or entity


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necessary or desirable concerning Optionor's investment in the Equity Interests,
(vii) Optionor (and each person or Entity that has an ownership interest in Optionor) has the requisite knowledge and sophistication to make informed decisions regarding the risks and merits of an investment in the Company, and has not relied on any oral or written statements of BCC or any BCC Affiliate in connection with Optionor's investment in the Company and (viii) Optionor (and each person or Entity that has an ownership interest in Optionor) understands that the Equity Interests will be deemed restricted securities within the meaning of the 1933 Act (and state securities laws), the transferability of the Equity Interests is restricted and Optionor (and each person or Entity that has an ownership interest in Optionor) must be able to bear the economic risks of ownership of the Equity Interests for an indefinite period of time. The provisions of this Section shall survive the Closing and purchase of the Equity Interests. BCC hereby acknowledges that the representations and warranties made by Optionor in clauses (i) through (v) hereinabove are based solely on (A) the actual knowledge of the Guarantor, who is the sole member and exclusive owner of Optionor, and (B) the representations and warranties made by Oakhaven and Care Operators Funding, LLC, a Delaware limited liability company, pursuant to the Purchase Agreement.

                  (b) BCC represents and warrants to Optionor that, with respect to the Company, the Equity Interests in the Company, the equity interests in Optionor, and the Mortgaged Property, BCC holds liens only against (1) the Equity Interests pursuant to an Equity Pledge Agreement by and among Optionor, Oakhaven, the Company and BCC dated as of the Documentation Date, and (2) the Mortgaged Property, pursuant to and as that term is defined in the Leasehold Mortgage. BCC holds no liens against the equity interests in Optionor.

                  5. Binding Effect. The rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

                  6. Assignment. Optionor may not assign, pledge, hypothecate or otherwise transfer its rights, obligations and duties hereunder without the prior written consent of BCC; provided, however, Optionor shall be entitled to assign all or a portion of its rights to receive payments hereunder, but such assignment shall in no event relieve Optionor from its liabilities and obligations hereunder. BCC shall have the right to transfer and assign its rights, obligations and duties


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hereunder to any affiliate or third party without the consent of Optionor;
provided, however, no such transfer or assignment shall relieve BCC of its obligations hereunder.

                  7. Default. (a) In the case of default by Optionor hereunder, BCC shall be entitled, after ten (10) days prior written notice to Optionor, to
(a) seek an action in specific performance and/or (b) seek such other relief, including without limitation an action at law for damages, as may be available. Optionor shall pay all reasonable counsel fees of BCC in connection with enforcing any rights or benefits of BCC hereunder or under the other Transaction Documents. The rights and remedies of BCC under this Agreement are cumulative and not exclusive of any rights or remedies which it may otherwise have.

                  (b) In the case of default by BCC hereunder, Optionor shall be entitled, after ten (10) days prior written notice to BCC, to seek such relief, including without limitation an action at law for damages, as may be available to Optionor. BCC shall pay all reasonable counsel fees of Optionor in connection with enforcing any rights or benefits of Optionor hereunder. The rights and remedies of Optionor under this Agreement are cumulative and not exclusive of any rights or remedies which they may otherwise have.

                  (c) Notwithstanding the provisions of Section 7(b) and so long as no Event of Default has occurred under any Transaction Document or Lease Document which was caused by either Optionor or the Company, in the event that BCC fails to make Option Payments as provided hereunder, after ten (10) days prior written notice of such failure sent by Optionor to BCC, Optionor shall have the following remedies and rights, which remedies and rights shall be the sole and exclusive remedies and rights of Optionor in the case of such failure:
(i) BCC shall no longer have any right to exercise the Option or the Asset Purchase Option, (ii) all Notes issued by the Company pursuant to the Shortfall Agreement shall automatically be amended to provide that interest due under the Notes will accrue and not be due and payable until the date which is the fifth
(5th) anniversary of the date of issuance of the first Note so issued by the Company pursuant to the Shortfall Agreement and (iii) the lien encumbering the Equity Interests and other assets in favor of BCC arising hereunder and under the Pledge Agreement and the Leasehold Mortgage shall automatically be released and terminated. BCC agrees, after the failure to make Option Payments and an opportunity to cure as provided herein, to execute such documents and instruments, and accept delivery of such replacement Notes (returning the Notes to be


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replaced) as Optionor may reasonably request to effect the provisions of
Subsections (c)(i), (c)(ii) and (c)(iii) above.

                  8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, Federal Express or other recognized overnight courier or sent by registered or certified U.S. mail, return receipt requested or sent by facsimile or telecopy transmission and addressed:

                           (i) If to Optionor, to:

                                    Sherry, Coleman & Holthouse LLP
                                    610 Newport Center Drive
                                    Suite 1200
                                    Newport Beach, CA 92660

                           (ii) If to BCC, to:

                                    c/o BCC Development and Management Co.
                                    1215 Manor Drive
                                    Mechanicsburg, PA 17055

or to such other address or facsimile number as a party may designate by notice to the other parties hereto.

                  9. Definitions; Interpretation; Miscellaneous. Capitalized terms used but not otherwise defined in this Agreement have the respective meanings specified in Appendix 1 hereto; the rules of interpretation and other provisions set forth in Appendix 1 hereto shall apply to this Agreement. The parties agree that this Agreement amends and restates the Original Option Agreement in its entirety. However, nothing contained herein shall be deemed to amend or modify in any way the terms of the Original Option Agreement applicable to the period of time prior to the date hereof. BCC represents to Optionor and the Company that BCC has no actual knowledge (without making inquiry of any third party or otherwise) of any default or event of default occurring under the Original Option Agreement.

                  {Remainder of page intentionally left blank.}




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                  IN WITNESS WHEREOF, the parties hereto have executed this
First Amended and Restated Option Agreement as of the day and year first above written.

WITNESS:                           OPTIONOR:

                                   ELDER CARE OPERATORS, LLC,
                                   a Delaware limited liability company

/s/ Leslie F. Sherry               By: /s/ Kevin Sherry
                                           Kevin Sherry,
                                           its Sole Member and President

WITNESS:                           BCC:

                                   BALANCED CARE CORPORATION,
                                   a Delaware corporation

/s/ Angela Kelly                   By: /s/ Robin L. Barber
                                           Robin L. Barber,
                                           its Senior Vice President and Legal
                                           Counsel


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                               [Option Agreement]